UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2018

DOCUMENT SECURITY SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-32146	16-1229730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 325-3610

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2018, Document Security Systems, Inc., a New York corporation (the “Company”), adopted the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”), which include the following amendments: (i) provides that directors, who are ordinarily elected by a majority of votes cast, would be elected by a plurality vote in contested elections; (ii) requires directors, as a condition to their nomination for election or re-election, to submit an irrevocable resignation effective upon their failure to receive a majority vote in an uncontested election and the board of directors’ acceptance of such resignation (and includes procedures for the expedited consideration of such resignation); (iii) provides for the selection and responsibilities of a lead independent director if at any time the Chairman is an executive officer of the Company or is otherwise not independent (and removes the requirement of a non-executive Chairman); (iv) provides that board committees may consist of such number of members as is permitted by the rules of the stock exchange on which the Company’s stock is then traded; and (v) updates procedures for the submission of shareholder proposals and nominations and the taking of shareholder action by written consent.

The description of the By-Laws contained in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the By-Laws, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated By-Laws of Document Security Systems, Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2018	DOCUMENT SECURITY SYSTEMS, INC.

	By:	/s/ Jeffrey Ronaldi
	Name:	Jeffrey Ronaldi
	Title:	Chief Executive Officer

3

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated By-Laws of Document Security Systems, Inc.

4